UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 11, 2008

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 “Results of Operations and Financial Condition.”  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 11, 2008, American Independence Corp. issued a press release announcing results of operations for the three months and six months ended June 30, 2008.  A copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated August 11, 2008.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	August 11, 2008

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2008 SECOND-QUARTER AND SIX-MONTHS RESULTS

New York, New York, August 11, 2008.  American Independence Corp. (NASDAQ: AMIC) today reported 2008 second-quarter and six-months results.  This press release contains both GAAP and non-GAAP financial information for which a reconciliation can be found on the final page.

Financial Results

Revenues decreased to $29.2 million for the three months ended June 30, 2008, compared to revenues of $32.7 million for the three months ended June 30, 2007.  Net income decreased to $0.8 million ($.09 per share, diluted), net of a provision for income taxes of $0.4 million, for the three months ended June 30, 2008, compared to $1.2 million ($.14 per share, diluted), net of a provision for income taxes of $0.6 million, for the three months ended June 30, 2007.  As of June 30, 2008, AMIC had approximately $273 million of federal net operating loss carryforwards.  To the extent that AMIC utilizes any such carryforwards, it will not pay any income taxes, except for federal alternative minimum taxes and state income taxes.  The Company recorded a loss on the impairment of certain securities of $0.2 million, net of tax ($.03 per share, diluted) in the second quarter of 2008 relating to preferred stocks of financial institutions.  The decrease in market value of these securities was deemed to be other than temporary in nature and these investments were written-down accordingly.

AMIC also reported net income of $1.6 million ($.19 per share, diluted), net of a provision for income taxes of $0.9 million, for the six months ended June 30, 2008, compared to $2.3 million ($.27 per share, diluted), net of a provision for income taxes of $1.3 million, for the six months ended June 30, 2007.  Revenues decreased to $57.6 million for the six months ended June 30, 2008, compared to revenues of $60.8 million for the six months ended June 30, 2007.

On a non-GAAP basis, the Company's operating income from continuing operations excluding certain amortization expense, net realized investment gains (losses) and federal income tax charge related to deferred taxes for the three months ended June 30, 2008 was $1.7 million ($.20 per share, diluted), as compared to $1.8 million ($.21 per share, diluted) for the three months ended June 30, 2007.   On a non-GAAP basis, the Company's operating income from continuing operations was $3.0 million ($.35 per share, diluted) for the six months ended June 30, 2008, as compared to $3.5 million ($.41 per share, diluted) for the six months ended June 30, 2007.  The Company modified its non-GAAP presentation this quarter to exclude net realized investment gains and losses to show the core operating results of the Company.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “Given the turmoil in the financial markets, we are reasonably satisfied with our second quarter results, which on a non-GAAP basis amounted to $1.7 million.  We are gratified with the improvement in our margins in both medical stop-loss and fully insured health in 2008 as compared to full year 2007 margins, although these improvements have come at the expense of revenue growth.  We are pleased to report that Independent Producers of America, LLC (“IPA”) is issuing the majority of the new business it has been generating through Independence American.  IPA offers plans to the self-employed and individuals who pay for their own insurance.  This is a quickly growing market as group coverage becomes less available and less affordable.  IPA’s exclusive independent agency field force, which now numbers approximately 300 active and 600 pending agents, sells health insurance in 29 states.  We still believe many of the proposals regarding covering the approximately 47 million uninsured Americans should have a positive impact on the market for individual health insurance.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Operating Income from Continuing Operations” schedule below.  Operating results reported on a non-GAAP basis exclude non-cash charges related to the amortization of intangible assets recorded in purchase accounting, net realized investment gains (losses) and the Federal income tax charge related to deferred taxes to show the core operating results of the Company.

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers health insurance solutions to individuals and employer groups.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries, Independent Producers of America, LLC and healthinsurance.org, LLC.  AMIC markets medical stop-loss, small group major medical, and managed care insurance and reinsurance through managing general underwriters, including IndependenceCare Holdings LLC, Marlton Risk Group LLC and Risk Assessment Strategies, Inc.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

SECOND QUARTER REPORT

June 30, 2008

(In thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Premiums earned	$24,721	$29,543	$49,965	$54,492
MGU fee income	2,471	2,224	4,810	4,486
Net investment income	878	891	1,733	1,742
Net realized investment gains (losses)	(495)	17	(625)	26
Other income	1,588	4	1,683	11

Revenues	29,163	32,679	57,566	60,757

Insurance benefits, claims and reserves	16,918	20,238	34,470	37,345
Selling, general and administrative expenses	10,746	10,347	20,093	19,287
Amortization and depreciation	185	241	361	486
Minority interest	87	48	152	99

Expenses	27,936	30,874	55,076	57,217

Income before income tax	1,227	1,805	2,490	3,540
Provision for income taxes	443	630	900	1,251

Net income	$784	$1,175	$1,590	$2,289

Basic income per common share:	$.09	$.14	$.19	$.27

Shares used to compute basic income per share	8,504	8,468	8,504	8,463

Diluted income per common share:	$.09	$.14	$.19	$.27

Shares used to compute diluted income per share	8,504	8,507	8,504	8,511

As of June 30, 2008 there were 8,503,989 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP OPERATING INCOME FROM CONTINUING OPERATIONS

(In thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Income from continuing operations	$784	$1,175	$1,590	$2,289
Amortization of intangible assets related to purchase accounting	16	48	19	96
Net realized investment (gains) losses	495	(17)	625	(26)
Federal income tax charge related to deferred taxes for operating income	380	560	775	1,122

Operating Income from continuing operations	$1,675	$1,766	$3,009	$3,481

Non - GAAP Basic Income Per Common Share:

Operating Income from continuing operations	$.20	$.21	$.35	$.41

Non - GAAP Diluted Income Per Common Share:

Operating Income from continuing operations	$.20	$.21	$.35	$.41